UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 5, 2012

Packaging Corporation of America

(Exact name of registrant as specified in its charter)

Delaware	1-15399	36-4277050
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1955 West Field Court, Lake Forest, Illinois 60045

(Address of Principal Executive Offices, including Zip Code)

(847) 482-3000

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2 (b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 5, 2012, PCA’s board of directors adopted amended and restated bylaws, which are attached hereto as Exhibit 3.1 and incorporated herein by reference. The following description is qualified in its entirety by reference to the full text of the amended and restated bylaws.

The amendments provide for majority voting in uncontested director elections. In an uncontested election, a nominee for director must receive more “for” votes than “against” votes to be elected to the board. In a contested election, a nominee must receive a plurality of votes to be elected to the board. Any nominee for director who fails to receive the required number of votes for reelection must, promptly following certification of the stockholder vote, tender his or her resignation to the board. The independent directors of the board (excluding the director(s) who tendered the resignation) will evaluate such resignation in light of the best interests of PCA and its stockholders in determining whether to accept or reject the resignation, or whether other action should be taken. The board will act on the tendered resignation, and publicly disclose its decision within 90 days following certification of the stockholder vote.

Item 7.01.	Regulation FD Disclosure

The following information, including the exhibit described below, shall not be deemed “filed” hereunder for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

On December 6, 2012, Packaging Corporation of America announced that its Board of Directors had approved a regular quarterly cash dividend of $0.25 per share on its common stock. The quarterly dividend of $0.25 per share will be paid on December 28, 2012 to shareholders of record as of December 17, 2012. The press release is furnished as Exhibit 99.1 to this report on Form 8-K and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(D) Exhibits

3.1	Amended and Restated Bylaws, adopted December 5, 2012

99.1	Press Release dated December 6, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PACKAGING CORPORATION OF AMERICA
(Registrant)

By:	/s/ KENT PFLEDERER
Vice President, General Counsel and Secretary

Date: December 7, 2012